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                                                                     EXHIBIT 1.2



        THE UNDERWRITER'S WARRANTS AND THE SHARES OF COMMON STOCK UNDERLYING THESE UNDERWRITER'S WARRANTS REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND WITH THE SECURITIES ADMINISTRATORS OF CERTAIN STATES UNDER THE SECURITIES ("BLUE SKY") LAWS OF SUCH STATES. HOWEVER, THE UNDERWRITER'S WARRANTS MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS OTHERWISE PROVIDED HEREIN AND THE HOLDER OF THIS UNDERWRITER'S WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN UNDERWRITER'S WARRANTS EXCEPT AS OTHERWISE PROVIDED HEREIN.


                           MAXICARE HEALTH PLANS, INC.

                Underwriter's Warrant for the Purchase of Shares

No.


        THIS CERTIFIES that for $100 and for other good and valuable consideration, the receipt of which is hereby acknowledged, MDB CAPITAL GROUP, LLC (the "Holder"), is entitled to subscribe for and purchase from MAXICARE HEALTH PLANS, INC., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, 1,000,000 shares (a "Share" or the "Shares") of the common stock of the Company at an exercise price of $1.50 per Share or 150% of the offering price (the "Exercise Price") of Shares sold by the Company in a rights offering (the "Rights Offering") of 28,088,072 shares of the Company's common stock pursuant to a registration statement on Form S-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in which the Holder acted as standby underwriter. The Registration Statement was declared effective on _________, 2000. These Underwriter's Warrants shall be exercisable for a period of seven years from the date of issuance (the "Exercise Period") but may not be exercised during the first twelve months following issuance.

        The term the "Holder" as used herein shall include any transferee to whom this Underwriter's Warrant has been transferred in accordance with the terms hereof. As used herein the term "this Underwriter's Warrant" shall mean and include this Underwriter's Warrant and any Underwriter's Warrant or Underwriter's Warrants hereafter issued as a consequence of the exercise or transfer of this Underwriter's Warrant in whole or in part, and the term "Common Stock" shall mean and include the Company's Common Stock with ordinary voting power, which class at the date hereof is publicly traded.



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1. This Underwriter's Warrant may not be sold, transferred, assigned, pledged or hypothecated until ___________ (12 months from the date of issuance) except that it may be transferred, in whole or in part, (i) to one or more officers, employees or partners of the Holder (or the officers, employees or partners of any such partner); (ii) to a member of the underwriting syndicate and/or its officers, employees or partners; or (iii) by operation of law. After __________, this Underwriter's Warrant, in whole or in part, may be sold, transferred, assigned or hypothecated in accordance with applicable law.

        a. This Underwriter's Warrant may be exercised during the Exercise Period as to the whole or any lesser number of Shares, by the surrender of this Underwriter's Warrant (with the election attached hereto duly executed) to the Company at its office at 1149 South Broadway Street, Los Angeles, California, or such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price.

2. Upon each exercise of this Underwriter's Warrant, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Underwriter's Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Common Stock issuable upon such exercise, registered in the name of the Holder or its designee. If this Underwriter's Warrant should be exercised in part only, the Company shall, upon surrender of this Underwriter's Warrant for cancellation, execute and deliver a new Underwriter's Warrant evidencing the right of the Holder to purchase the balance of the Shares (or portions thereof) subject to purchase hereunder.

3. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of this Underwriter's Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Underwriter's Warrant shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

        a. [language to follow]

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        b. The following provisions, in addition to other provisions of this section shall be applicable in determining any adjustment under (a) above:


               i.   [language to follow]

               ii.

               iii. [language to follow]

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               Except as otherwise specifically provided herein, the date of issuance or sale of Common Stock shall be deemed to be the date the Company is legally obligated to issue such Common Stock or the date the Company is legally obligated to issue any Warrant or Convertible Security. If the Company shall take a record date for the purpose of determining holders of Common Stock entitled to (A) receive a dividend or other distribution payable in Common Stock or in Warrants or Convertible Securities or (B) subscribe for or purchase Common Stock, Warrants or Convertible Securities, such record date shall be deemed to be the date of issue or sale of the Common Stock, Warrants or Convertible Securities.

        c. The number of shares of Common Stock outstanding at any given time shall not include treasury shares but the disposition of any such treasury shares shall be considered an issue or sale of Common Stock for the purposes of this section.

        Anything hereinabove to the contrary notwithstanding, no adjustment shall be made pursuant to (a) above to the Exercise Price or to the number of Shares purchasable upon:

               (A) The issuance or sale by the Company of any Shares, Common Stock or Warrants pursuant to these Underwriter's Warrants, any securities offered in a public offering underwritten by MDB Capital Group, LLC., any shares, Warrants or Convertible Securities issued and outstanding at the effective date of such public offering, any shares issuable pursuant to the Company's stock option plans currently in effect.

               (B) The issuance or sale by the Company of any Common Stock pursuant to any Warrants or Convertible Securities issued and outstanding prior to the date of Effective Date of the Registration Statement.

               (C) The issuance or sale of Common Stock pursuant to the exercise of Warrants or conversion or exchange of Convertible Securities hereinafter issued for which an adjustment has been made (or was not required to be made) pursuant to the provisions hereof.

               (D) The increase in the number of shares of Common Stock subject to any Warrant or Convertible Security referred to in subsections (A), (B) or
(C) hereof pursuant to the provisions of such Warrant or Convertible Securities designed to protect against dilution.

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        d. If the Company shall at any time subdivide its outstanding Common
Stock by recapitalization, reclassification or split-up thereof, the number of Shares subject to this Underwriter's Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding Common Stock by recapitalization, reclassification or combination thereof, the number of Shares subject to this Underwriter's Warrant immediately prior to such combination shall be proportionately decreased. Any corresponding adjustment to the Exercise Price shall become effective at the close of business on the record date for such subdivision or combination.

        e. If the Company after the date hereof shall distribute to the holders of its Common Stock any securities or other assets (other than a distribution of Common Stock or a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Exercise Price in effect immediately prior to the record date of such distribution as may be necessary to preserve the rights substantially proportionate to those enjoyed hereunder by the Holder immediately prior to such distribution. Any such adjustment made in good faith by the Board of Directors shall be final and binding upon the Holder and shall become effective as of the record date for such distribution.

        f. No adjustment in the number of Shares subject to this Underwriter's Warrant shall be required unless such adjustment would require an increase or decrease in such number of Shares of at least 1% of the then adjusted number of Shares issuable upon exercise of this Underwriter's Warrant, provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment; and provided further, however, that in case the Company shall at any time subdivide or combine the outstanding Common Stock or issue any additional Common Stock as a dividend, said percentage shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or dividend of Common Stock so as to appropriately reflect the same. If the Company shall make a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or distribution and legally abandon its plan to pay or deliver such dividend or distribution then no adjustment in the number of Shares subject to this Underwriter's Warrant shall be required by reason of the making of such record.

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        g. Whenever the number of Shares purchasable upon the exercise of this
Underwriter's Warrant is adjusted as provided herein, the Exercise Price shall be adjusted (to the nearest one tenth of a cent) by respectively multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares purchasable upon the exercise of this Underwriter's Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Shares purchasable immediately thereafter.

        h. In case of any reclassification of the outstanding Common Stock (other than a change covered by (c) hereof or which solely affects the par value of such Common Stock) or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Underwriter's Warrant shall have the right thereafter (until the expiration of the right of exercise of this Underwriter's Warrant) to [language to come].

        i. Upon occurrence of each event requiring an adjustment of the Exercise Price and of the number of Shares purchasable upon exercise of this Underwriter's Warrant in accordance with, and as required by, the terms hereof, the Company shall forthwith employ a firm of certified public accountants (who may be the regular accountants for the Company) who shall compute the adjusted Exercise Price and the adjusted number of Shares purchasable at such adjusted Exercise Price by reason of such event in accordance herewith. The Company shall give to each Holder of the Underwriter's Warrants a copy of such computation which shall be conclusive and shall be binding upon such Holders unless contested by Holders by written notice to the Company within thirty (30) days after receipt thereof.

        j. In case the Company after the date hereof shall propose (A) to pay any dividend payable in stock to the holders of its Common Stock or to make any other distribution (other than cash dividends) to the holders of its Common Stock or to grant rights to subscribe to or purchase any additional shares of any class or any other rights or Warrants, (B) to effect any reclassification involving merely the subdivision or combination of outstanding Common Stock, or
(C) any capital reorganization or any consolidation or merger, or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall obtain

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the computation described above and if an adjustment to the Exercise Price is required, the Company shall notify the Holders of the Underwriter's Warrants of such proposed action, which shall specify the record date for any such action or if no record date is established with respect thereto, the date on which such action shall occur or commence, or the date of participation therein by the holders of Common Stock if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number, or kind, or class of shares or other securities or property obtainable upon exercise of this Underwriter's Warrant after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given at least twenty (20) days prior to the record date for determining holders of the Common Stock for purposes of any such action, and in the case of any action for which a record date is not established then such notice shall be mailed at least twenty (20) days prior to the taking of such proposed action.

        k. Failure to file any certificate or notice or to give any notice, or any defect in any certificate or notice, shall not effect the legality or validity of the adjustment in the Exercise Price or in the number, or kind, or class of shares or other securities or property obtainable upon exercise of the Underwriter's Warrants or of any transaction giving rise thereto.

        l. The Company shall not be required to issue fractional Shares upon any exercise of the Underwriter's Warrants. As to any final fraction of a Share which the Holder of a Underwriter's Warrant would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the combined market price of such share of Common Stock and Warrant on the business day preceding the day of exercise. The Holder of a Underwriter's Warrant, by his acceptance of a Underwriter's Warrant, expressly waives any right to receive any fractional Shares.

        m. Regardless of any adjustments pursuant to this section in the Exercise Price or in the number, or kind, or class of shares or other securities or other property obtainable upon exercise of a Underwriter's Warrant, a Underwriter's Warrant may continue to express the Exercise Price and the number of Shares obtainable upon exercise at the same price and number of Shares as are stated herein.

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        n. The number of Shares, the Exercise Price and all other terms and provisions of the Company's agreement with the Holder of this Underwriter's Warrant shall be determined exclusively pursuant to the provisions hereof.

        o. The above provisions of this section 6 shall similarly apply to successive transactions which require adjustments.

        p. Notwithstanding any other language to the contrary herein, (i) the anti-dilution terms of this Underwriter's Warrant will not be enforced so as to provide the Holder the right to receive, or for the accrual of, cash dividends prior to the exercise of this Underwriter's Warrant, and (ii) the anti-dilution terms of this Underwriter's Warrant will not be enforced in such a manner as to provide the Holder with disproportionate rights, privileges and economic benefits not provided to purchasers of the Shares in the Rights Offering.

        7. The issuance of any Shares or other securities upon the exercise of this Underwriter's Warrant and the delivery of certificates or other instruments representing such securities, or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        8. The Shares underlying the Underwriter's Warrants (the "Warrant Shares") have been registered with the Commission in connection with the Registration Statement which was declared effective by the Commission on _____________. If for any reason the Registration Statement ceases to be effective during the term of the Underwriter's Warrants so that the Holder is not permitted to sell publicly the balance of the Warrant Shares, the Holder shall have the following rights:

        a. If, at any time, commencing upon such date as the Registration Statement ceases to be effective, and ending ____________ (seven years after issuance of the Underwriter's Warrant), the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) with the Commission while Shares are available for purchase upon exercise of this Underwriter's Warrant, the Company shall, on two occasions only, give the


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Holder and all the then holders of such Underwriter's Warrants at least 30 days prior written notice of the filing of such registration statement. If requested by the Holder or by any such holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Holder or such holder and the underwriting discounts and non-accountable expenses, if any, payable in respect of the securities sold by the Holder or any such holder), register or qualify the Warrant Shares of the Holder or any such holders who shall have made such request concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of such securities, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. The Common Stock to be registered is hereinafter referred to as "Registrable Securities." Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Holder or any such holder who shall have requested registration of his or its Registrable Securities shall delay the offering and sale of such Registrable Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days, as the managing underwriter shall request, provided that no such delay shall be required as to any Registrable Securities if any securities of the Company are included in such registration statement for the account of any person other than the Company and the Holder unless the securities included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Registrable Securities which were requested to be included in such registration.

        b. If, at any time, commencing upon such date as the Registration Statement ceases to be effective, and ending ____________ (seven years after issuance of the Underwriter's Warrant), the Company shall receive a written request from holders of Underwriter's Warrants who, in the aggregate, own (or upon exercise of all Underwriter's Warrants will own) a majority of the total number of Shares issuable upon exercise of the Underwriter's Warrants, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Registrable Securities, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to file and obtain effectiveness of one such registration statement for which all expenses incurred in connection with such registration (other than the fees and

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disbursements of counsel for the Holder or such holders and underwriting discounts and non-accountable expenses, if any, payable in respect of the Registrable Securities sold by the Holder or any such holder) shall be borne by the Company. In addition to the one demand registration provided for herein above, the holders of the Registrable Securities who, in the aggregate, own (or upon exercise of all Underwriter's Warrants will own) a majority of the total number of Shares issued or issuable upon exercise of the Underwriter's Warrants may request that the Company prepare and file a registration statement to permit the public offering and sale of the Registrable Securities on two additional occasions only, but the costs of preparation and filing of such additional registration statements shall be at the then holders' cost and expense unless the Company elects to register additional shares of Common Stock, in which case the cost and expense of such registration statements will be prorated between the Company and the holders of the Registrable Securities according to the aggregate sales price of the securities being issued.

        c. In the event of a registration pursuant to the provisions of this section 8 , the Company shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this section 8(c) in which it is not otherwise required to qualify to do business and provided further, that the Company has no obligation to qualify the Registrable Securities where such qualification would cause any unreasonable delay or expenditure by the Company.

        d. The Company shall keep effective any registration or qualification contemplated by this section 8 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Holder or such holders to complete the offer and sale of the Registrable Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Holder and such holders are first free to sell such Registrable Securities; provided, however, that if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.


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        e. In the event of a registration pursuant to the provisions of this section 8, the Company shall furnish to the Holder and to each such holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents as the Holder or such holders may reasonably request in order to facilitate the disposition of the Registrable Securities included in such registration.

        f. In the event of a registration pursuant to the provisions of this section 8, the Company shall furnish the Holder and each holder of any Registrable Securities so registered with an opinion of its counsel to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor to such counsel's actual knowledge has the Securities and Exchange Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order and (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder. Such counsel shall also provide a Blue Sky Memorandum setting forth the jurisdictions in which the Registrable Securities have been registered or qualified for sale pursuant to the provisions of section 8(c).

        g. The Company agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144.

        h. The Holder and any holders who propose to register their Registrable Securities under the Act shall execute and deliver to the Company a selling stockholder questionnaire on a form to be provided by the Company.

        i. In addition to the rights above provided, the Company will cooperate with the then holders of the Underwriter's Warrants and underlying Registrable Securities in preparing and signing a registration statement, on two occasions only in addition to the registration statements


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discussed above, required in order to sell or transfer the Registrable
Securities and will supply all information required therefor, but such additional registration statements shall be at the then Holders' cost and expense unless the Company elects to register additional shares of the Company's Common Stock in which case the cost and expense of such registration statements will be prorated between the Company and the Holders of the Underwriter's Warrants and Registrable Securities according to the aggregate sales prices of the securities being sold.

        9.a. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder, any holder of any of the Registrable Securities, their officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of
Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this section 9, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or
(B) in any application or other document or communication (in this section 9 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or any holder of any of the Registrable Securities by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Underwriter's Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Underwriter's Warrant.

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               If any action is brought against the Holder or any holder of any of the Registrable Securities or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing section, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may otherwise have to Holder or any holder of any of the Registrable Securities) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this section to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

        b. The Holder and each holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering the Registrable Securities held by the Holder and each holder and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Holder and each holder in section 9(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder and each holder by or on behalf of the Holder and each holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus,

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or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder and each holder pursuant to this section 9(b), the Holder and each holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of section 9(a).

        c. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to sections 9(a) or 9(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise because the indemnification provided for in this section 9 is for any reason held to be unenforceable by the Company and the Holder and any holder, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement and any controlling person of the Company), as one entity, and the Holder and any holder of any of the Registrable Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of the Holder or any holder), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Holder or any such holder in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company, by the Holder or by any holder of Registrable Securities included in such registration, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Holder for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this section 9(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this section 9(c), each person, if any, who controls the Holder or any holder of any of the Registrable Securities within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such person, shall have the same rights to contribution as such person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this section 9(c). Anything in this section 9(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This section 9(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

        10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Underwriter's Warrant (and upon surrender of any Underwriter's Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Underwriter's Warrant of like date, tenor and denomination.

        11. The Holder of any Underwriter's Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Underwriter's Warrant.

        12. This Underwriter's Warrant shall be construed in accordance with the laws of the State of California, without giving effect to conflict of laws.



Dated: _____________, 2000
                                            MAXICARE HEALTH PLANS, INC.


                                            By:
                                               ---------------------------
                                               Richard A. Link,
                                               Chief Financial Officer

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Underwriter's Warrant.)

        FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers unto ________________________ Underwriter's Warrant to purchase __________ Shares of Maxicare Health Plans, Inc. (the "Company"), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney to transfer such Underwriter's Warrant on the books of the Company, with full power of substitution.

Dated:
      ----------------------



Signature:
          --------------------------------


Signature Guaranteed:








                                     NOTICE

        The signature on the foregoing Assignment must correspond to the name as written upon the face of this Underwriter's Warrant in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by an eligible guarantor institution which is a participant in a Securities Transfer Association recognized program.

                              ELECTION TO EXERCISE

             (To be executed by the holder if such holder desires to
                  exercise the attached Underwriter's Warrant)

        The undersigned hereby exercises his or its rights to subscribe for __________ Shares covered by the within Underwriter's Warrant (each as defined in the within Underwriter's Warrant) and tenders payment herewith in the amount of $__________ in accordance with the terms thereof, and requests that certificates for such Shares be issued in the name of, and delivered to:

                               --------------------------------

                               --------------------------------

                               --------------------------------
                               (Print Name, Address and Social Security or
                                        Tax Identification Number)

and, if such number of Shares (or portions thereof) shall not be all the Shares covered by the within Underwriter's Warrant, that a new Underwriter's Warrant for the balance of the Underwriter's Warrant (or portions thereof) covered by the within Underwriter's Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Name:
     ---------------------
                                     (Print)

Address:
        ----------------------------



        (Signature)

Dated:                                                   Signature Guaranteed:


                                     NOTICE

        The signature on the foregoing Assignment must correspond to the name as written upon the face of this Underwriter's Warrant in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by an eligible guarantor institution which is a participant in a Securities Transfer Association recognized program.